SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

SECURE SIGN, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was March 3, 2003. The mailing address for purposes of communicating with the Company is 18904 Hwy 99, Suite D, Lynwood, Washington 98036.

     (b) This Information Statement will be mailed to security holders on or after March 14, 2003.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            Shareholders are entitled to assert dissenter's rights under Colorado Revised Statutes Section 7-113-102, a copy of which is enclosed as Exhibit A.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 49,731,257 as of December 31, 2002, of which 34,450,000 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was March 2, 2003.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

        Inapplicable.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        (a) A total of up to 25,000,000 shares (post-reverse) of restricted common stock may be issued to acquire the company known as Pocketpass.com, Inc. as a wholly-owned subsidiary of this company.

        (b) The shares to be issued will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

        (c) The company being acquired is an Internet payments company which has developed and is marketing the Pocketpass which is a multi-use, patent-pending, prepaid telephone card and internet transaction system that offers online shopping without a credit card. Pocketpass.com, Inc. was organized as a California corporation in September, 1999 for this purpose.

        (d) The impact of the issuance of these shares will be to increase the issued and outstanding number of shares of Secure Sign, Inc. from 1,989,251 post-reverse (1-for-25) shares to approximately 26,989,251shares if the acquisition is completed.

       14A Item 13. Financial and Other Information.

        (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended September 30, 2002, filed as of December 31, 2002; and the company's interim statement updating that information, Form 10-QSB, for the period ended December 31, 2002, filed with the Securities and Exchange Commission on January 24, 2003.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        (a) Applicability: This activity is the acquisition of securities held by existing shareholders of  Pocketpass.com, Inc.

        (b) Transaction Information:

                (1) Summary Term Sheet:

Acquisition Price	The company is proposing an acquisition of Pocketpass.com, Inc. in exchange for up to 25,000,000 shares of the company's restricted common stock.
Assumption of Debt	Pocketpass.com, Inc. may assume Company's pre-Agreement debt up to $750,000.
Name Change	Secure Sign, Inc. will change its corporate name to Pocketpass, Inc.
Reverse Split	The company has conducted a reverse split of it existing outstanding shares on a basis of one to twenty-five thereby reducing the Company's pre-acquisition, outstanding stock from 47,731,257 to approximately 1,989,251 shares.

                (2) Contact Information. The company is currently conducting business at 18904 Hwy 99, Suite D, Lynwood, Washington 98036, (425) 670-8142

                (3) Business Conducted: Pocketpass.com, Inc. is an Internet payments company which has developed and is marketing the Pocketpass which is a multi-use, patent-pending, prepaid telephone card and internet transaction system that offers online shopping without a credit card.

                (4) Terms of the Transaction   A total of up to 25,000,000 shares (after giving effect to a 1-for-25 reverse) of newly issued restricted common stock will be exchanged with current shareholders of Pocketpass.com, Inc. to acquire a minimum of 90% control and ownership of that company.  The company's officers and directors believe that the acquisition of a subsidiary earning sufficient positive revenues is in the best interests of the company. This acquisition was tentatively approved by  34,450,000 shares of the 47,731,257 eligible to vote as of March 2, 2003. There are no changes in the rights of any existing shareholders as a result of this transaction. The acquisition will be treated as a purchase for accounting purposes.

                (5) Regulatory Approvals: None required.

                (6) Reports, Opinions, Appraisals: None utilized or obtained: None obtained, other than financials

                (7) Past Contacts, Transactions or Negotiations.  There were limited contacts between the registrant and the company being acquired until such time as the prospect was presented to the registrant's management in February, 2003. No prior course of business existed between the two companies.

                (8) Selected Financial Data: None available at this time, but will be presented within 75 days of the date of actual agreement for acquisition. (See SB rule 310(c)(iii), as no securities are being registered)

    14A Items 15, 16, 17 and 18 are inapplicable to this information statements.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            The Articles of Incorporation would be amended to change the company name to "Pocketpass, Inc." No other amendments are being effected at this time.

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURE SIGN, INC.

(Registrant)

By: /s/ William D. Doehne

       William D. Doehne, President & Director

Dated: March 4, 2003

MATERIAL INCORPORATED BY REFERENCE:

          Annual Report on Form 10KSB, filed December 31, 2002, for the period ending September 30, 2002;

Quarterly Report on Form 10QSB, for the period ending December 31, 2002, filed on January 24, 2003.

EXHIBIT "A"

Colorado Revised Statutes

7-113-102. Right to dissent.

Statute text

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, Section 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.